Exhibit 10.25
                 MCMS, INC. EXECUTIVE BONUS PLAN

1.   PURPOSE

The MCMS, Inc. Executive Bonus Plan (the "Bonus Plan") is designed to attract, retain, and reward highly qualified executives and key employees who are important to the Company's success and to provide incentives relating directly to the performance and growth of the Company.

2.   DEFINITIONS

(a) Bonus - The cash incentive awarded to an Executive Officer or Key Employee pursuant to the terms and conditions of the Bonus Plan.

(b)  Board - The Board of Directors of MCMS, Inc.

(c)  Code - The Internal Revenue Code of 1986, as amended.

(d) Committee - The Compensation Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Bonus Plan, in compliance with requirements of
  Section 162(m) of the Code.

(e) Company - MCMS, Inc. and any other corporation in which MCMS, Inc. controls, directly or indirectly, more than fifty percent (50%) of the combined voting power of all classes of voting securities.

(f)  Executive  -  An Executive Officer  or Key  Employee  of the
  Company.

(g)  Executive Officer - Any officer of the Company.

(h) Key Employee - Any employee of the Company as may be designated by the Committee to participate in this Bonus Plan.

3.   ELIGIBILITY

Only Executives are eligible to participate in the Bonus Plan.

4.   ADMINISTRATION

(a) Awards of bonuses under the Bonus Plan shall be based on one or more of the following performance goals, as determined by resolution of the Committee in their discretion: (i) net income,
  (ii)  earnings,  before  interest,  taxes,   depreciation,  and
  amortization,  (iii) earnings per share, (iv) return on equity,
  (v) gross margin,(vi) return on assets, (vii) net sales, (viii) new products, (ix) expansion of facilities, (x) customer satisfaction (xi) asset management, (xii) debt management, or
  (xiii) other criteria identified by the Committee.

(b) The Committee shall administer the Bonus Plan and shall have full power and authority to construe, interpret, and administer the Bonus Plan necessary to comply with the requirements of
  Section 162(m) of the Code. The Committee's decisions shall be final, conclusive, and binding upon all persons. The Committee in its sole discretion has the authority, by resolution, to modify performance goals and/or reduce or increase the amount of a bonus otherwise allocated to Executives upon attainment of performance goals. In addition, bonuses will be conditioned upon the Company's compliance, both before and after such bonuses are paid, with any existing Company obligations or covenants.

(c) Prior to the commencement of a fiscal year, or at such other time as the Committee deems appropriate, the Committee shall:
  (i)  determine   the  performance  goals;  (ii)  determine  the
  Executives who will participate in the Bonus Plan for the relevant period; and (iii) determine the method for computing the amount of bonus payable to each Executive if the performance goals are achieved. Bonus amounts shall be paid within ninety
  (90) days after the completion of the audit of the Company's fiscal year unless otherwise determined by the Committee.

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(d)  If the Executive  ceases to be employed by the Company,  any unpaid bonuses shall be paid in accordance with the Executive's employment agreement, if applicable.

(e) The Committee may amend, modify, suspend, or terminate the Bonus Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek shareholder approval of any amendment determined to require shareholder approval or advisable under the regulations of the Internal Revenue Service or other applicable law or regulation.

5.   NONASSIGNABILITY

No  Bonus  or any  other  benefit  under the  Bonus Plan shall be
assignable  or  transferable  by  the   participant   during  the
participant's lifetime except as otherwise approved by the Committee.

6.   NO RIGHT TO CONTINUED EMPLOYMENT

Subject to employment agreements entered into between the Company and the Executives, nothing in the Bonus Plan shall confer upon any employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge an Executive at any time for any reason whatsoever, with or without good cause.

7.   EFFECTIVE DATE

The Bonus Plan shall be deemed effective as of February 27, 1998.

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